AMENDMENT No. 1 TO EMPLOYMENT AGREEMENT
THIS AMENDMENT No. 1 TO EMPLOYMENT AGREEMENT (“Amendment No. 1”), is entered into as of November 10, 2014, by and between Third Point Reinsurance Ltd., a Bermuda company (the “Company”), and J. Robert Bredahl (the “Executive”).
WHEREAS, the Company and the Executive entered into a certain Employment Agreement dated as of January 26, 2012 (the “Employment Agreement”); and
WHEREAS, in consideration of the mutual agreements set forth below and for other good and valuable consideration given by each party to this Amendment No. 1 to the other, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Employment Agreement on the terms set forth below.
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1.     Section 2(a) of the Employment Agreement shall be amended to read in its entirety as follows:
“2. Extent of Employment.
(a)Duties. , During the Employment Term and from and after November 10, 2014, the Executive shall serve as the President and Chief Operating Officer of the Company. In his capacity as President and Chief Operating Officer, the Executive shall perform such duties, services, and responsibilities on behalf of the Company consistent with such position as may be reasonably assigned to the Executive from time to time by the Chief Executive Officer of the Company. In performing such duties hereunder, the Executive shall report directly to the Chief Executive Officer.”
1.Section 3(a) of the Employment Agreement shall be amended to read in its entirety as follows:
“3. Compensation and Benefits
(a)     Base Salary. During the Employment Term and from and after November 10, 2014, in full consideration of the performance by the Executive of the Executive’s obligations hereunder (including any services as an officer, director, employee, or member of any committee of any affiliate of the Company, or otherwise on behalf of the Company), the Executive shall receive from the Company a base salary (the “Base Salary”) at an annual rate of $750,000 per year, payable in accordance with the normal payroll practices of the Company then in effect.”
2.    The parties hereto agree that except as specifically set forth in this Amendment No. 1, each and every provision of the Employment Agreement shall remain in full force and effect as set forth therein.
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IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed, and the Executive has hereunto set his hand, in each case effective as of the day and year first above written.
THIRD POINT REINSURANCE LTD.
By: /s/ John R. Berger
Name: John R. Berger
Title: Chairman, Chief Executive Officer and Chief Underwriting Officer

By: /s/ Tonya L. Marshall
Name: Tonya L. Marshall
Title: EVP, General Counsel & Secretary

EXECUTIVE
/s/ J. Robert Bredahl ________________________________________
J. Robert Bredahl